SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

MEDSTRONG INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-33035	95-4855709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	( I.R.S. Employer Identification No.)

255 Northeast 6th Avenue, Delray Beach, FL	33483
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 274-4894

___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On January 31, 2007, our Board of Directors authorized the following agreements.

Lease for Corporate Offices

On January 31, 2007, we executed a lease for our corporate offices with Trackside Brothers LLC, which company is owned by three of our directors and officers: Stephen J. Bartkiw, a director and our President and Chief Executive Officer; Gary Schultheis, our Chairman, and Mark J. Minkin, a director and our Senior Vice President of Marketing and Secretary. The lease was approved by our directors that had no interest in the transaction and the rental based on advice from an unaffiliated commercial real estate broker as appropriate for this type of commercial property. The lease, effective January 8, 2007, involves office space of approximately 3,000 square feet (of a mixed-use building having 7,388 total square feet), at a monthly base rent $3,750 ($15 per square foot on an annualized basis), plus a proportionate share (40%) of operating expenses. We can terminate on 30 days notice, with a penalty of one month’s rent payment. The lease is for an initial term of one year and can be extended for an additional year at our option, with a base rental increase to $3,900 per month.

Payment of the base rent and operating expenses is deferred and will accrue until: (a) the Company receives financing from any source, (b) the Company’s employees and consultants (who are deferring their salaries and/or fees) are fully paid their accrued compensation/fees, and (c) the Company has sufficient funding to pay Landlord as determined by the Board. At such time that the foregoing conditions are met, the Company will pay the accrued amounts and the Company will make subsequent payments in accordance with the lease.

Consulting Agreement

The Board also approved a consulting agreement with Tim Raleigh for general product development services, effective January 16, 2007, for monthly consulting fees of $10,500, receipt of such consulting fees to be deferred until such time that: (i) the Company receives funding from any source and (ii) the senior executives of the Company (who are deferring their salaries) are paid their accrued compensation.

ITEM 5.06. CHANGE IN SHELL COMPANY STATUS.

The Company has been classified for reporting purposes as a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934). Commencing in the first quarter of 2007, the Company has developed a new line of business in connection with an Internet social networking site, has incurred expenses developing this site, has brought in senior experienced management and has purchased certain assets in furtherance of this line of business. Specifically, we have purchased certain furniture and equipment and several Internet url's (including vois.com and all website and software development and contracts applicable thereto) from Vois Networking Inc., a corporation owned by Gary Schultheis, our Chairman, and Herbert Tabin, a director and our Senior Vice President—Corporate Development. (Messrs. Schultheis and Tabin did not participate in the discussion concerning or the vote on the approval of the purchase by our Board of Directors). Our Board approved the purchase price for the url’s (including vois.com and the related website and software development) in the amount of $10,601.64, and the purchase price for the furniture and equipment in the amount of $13,442.58 (with a total purchase price of $24,044.22). We are now filing for a U.S. registered trademark for the mark “VOIS”. The acquisition of such assets is congruent with our current business direction and intentions to debut an online social networking community with the adoption of a Web 2.0 business platform. We have added senior executives to our management team. Recent appointments include former AOL Canada founder Stephen J. Bartkiw as our President and Chief Executive Officer, the former Vice President/Managing Director, New Market Development for AOL International, Mark J. Minkin, and the former Chief Financial Officer of AOL Canada, Marc Saitta. We have also leased corporate offices, have hired employees and have retained consultants to assist us in furthering this line of business and have filed a Preliminary Information Statement with the Securities and Exchange Commission for the change of our corporate name from Medstrong International Corporation to VOIS Inc. We expect to complete the process of changing our name in March 2007. Consequently, the Company believes that the developmental work on this new line of business and the purchase of these assets related to this business, as well as the other actions we have taken in support of the new line of business, have caused us to cease to be a shell company. Please refer to the information under Item 7.01 in this report for additional descriptive material on our new line of business and Item 1.01 for information relative to the lease for our corporate offices and a consulting agreement.

ITEM 7.01. Regulation FD Disclosure.

On January 31, 2007, our Board of Directors approved an agreement to acquire certain assets from Vois Networking, Inc., a privately held Florida corporation controlled by our directors and officers, Gary Schultheis and Herbert Tabin. We purchased fixed assets in the form of furniture, fixtures and equipment as well as intangible assets comprised of several web site domain names (url's), including vois.com and all website and software development and applicable contracts relating thereto. We are filing for a U.S. registered trademark for the mark “VOIS” and have filed a Preliminary Information Statement with the Securities and Exchange Commission for the change of our corporate name from Medstrong International Corporation to VOIS Inc. We expect to complete the process of changing our name in March 2007. The acquisition of such assets is congruent with Medstrong’s current business direction and intentions to debut an online social networking community with the adoption of a Web 2.0 business platform and recent appointment of former AOL Canada founder Stephen J. Bartkiw as our President and Chief Executive Officer. The term Web 2.0 refers to the advancement of the Internet from a collection of individual websites to fully-integrated computing platforms serving web applications to end users. In the past few years, Web 2.0 has evolved the worldwide web from disparate information silos into more interactive, user-friendly and often user-generated content.  Wikipedia (http://wikipedia.org) defines Web 2.0 as "a social phenomenon embracing an approach to generating and distributing Web content itself, characterized by open communication, decentralization of authority, freedom to share and re-use, and the market as a conversation." Social community websites, such MySpace.com, Facebook.com and YouTube.com are among the most popular Web 2.0 companies. Online social networks enable people to instantly connect with other people worldwide and share thoughts, photographs, music and videos. Users can create their own personal profiles to communicate opinions, and share hobbies, interests and links to other sites or people and much more.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.34	Consulting Services Agreement, effective January 16, 2007, between the Company and Raleigh Marketing Communications, Inc.

10.35	Letter Agreement, dated February 6, 2007, between the Company and Raleigh Marketing Communications, Inc.

10.36	Office Lease Agreement, effective January 8, 2007, between Trackside Brothers LLC and the Company.

10.37	Asset Purchase and Assignment Agreement, dated February 1, 2007, between Vois Networking, Inc. and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDSTRONG INTERNATIONAL CORPORATION

By:	/s/ Stephen J. Bartkiw
Stephen J. Bartkiw, Chief Executive Officer

Date: February 12, 2007

Exhibit No.	Description
10.34	Consulting Services Agreement, effective January 16, 2007, between the Company and Raleigh Marketing Communications, Inc.

10.35	Letter Agreement, dated February 6, 2007, between the Company and Raleigh Marketing Communications, Inc.

10.36	Office Lease Agreement, effective January 8, 2007, between Trackside Brothers LLC and the Company.

10.37	Asset Purchase and Assignment Agreement, dated February 1, 2007, between Vois Networking, Inc. and the Company.